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                                                                   EXHIBIT 10.19

                          AMENDMENT NUMBER SEVEN TO THE
                            BEVERLY ENTERPRISES, INC.
                            EXECUTIVE RETIREMENT PLAN

         Amendment made this 11th day of December, 1997, by Beverly Enterprises, Inc. (the "Corporation").

                              W I T N E S S E T H:

         WHEREAS, the Corporation sponsors the Amended and Restated Beverly Enterprises, Inc. Executive Retirement Plan (the
"Retirement Plan");

         WHEREAS, the Corporation now desires to adopt an amendment to the Retirement Plan to provide for the transfer of a Participant's interest pursuant to domestic relations order entered by a court of competent jurisdiction incident to a divorce;

         WHEREAS, the Corporation is empowered and authorized to amend the Retirement Plan pursuant to Article VIII of the Plan, as amended;

         NOW, THEREFORE, the Retirement Plan is hereby amended effective September 1, 1997 in the following respects:

         1. The Plan is hereby amended by adding the following paragraph to the end of existing Article 9:

                Notwithstanding the foregoing, a Participant's benefits under the Plan are subject to division pursuant to a domestic relations order which is entered by a court of competent jurisdiction incident to a divorce, however, the person claiming any interest in the Plan as result of such an order shall be entitled to only those benefits under the Plan to which the affected Participant would have been entitled. Furthermore, the interest of such transferee shall be subject to all the terms and conditions of the Plan, including without limitation those provisions relating to timing and form of payment and vesting of benefits. Moreover, the Company reserves the right to withhold from any payments to such transferee or any compensation due the Participant, any income and FICA taxes, and any other sums, as required by applicable law.

         IN WITNESS WHEREOF, the Corporation has caused this Amendment to be executed by a duly authorized representative, as of the day and year first written above.

                                           BEVERLY ENTERPRISES, INC.


                                           By:
                                           Its:



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